EXHIBIT 23.1




             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our reports (and to all references to our Firm) included in or made a part of this Registration Statement on Form S-8 of International Shipholding Corporation relating to International
Shipholding Corporation Stock Incentive Plan.





                              /s/ Arthur Andersen LLP


New Orleans, Louisiana
November 5, 1998